As filed with the Securities and Exchange Commission on July 5, 2024

Registration No. 333-280610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

TRANSOCEAN LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland (State or Other Jurisdiction of Incorporation or Organization)	98-0599916 (I.R.S. Employer Identification No.)

Turmstrasse 30 Steinhausen, Switzerland (Address of Principal Executive Offices)	6312 (Zip Code)

AMENDED AND RESTATED TRANSOCEAN LTD. 2015 LONG-TERM INCENTIVE PLAN

(Full title of plan)

Brady K. Long

Executive Vice President and General Counsel

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

1414 Enclave Parkway

Houston, Texas 77077

+1 (713) 232-7500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

James B. Marshall

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

+1 (713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY NOTE

This Post-Effective Amendment to Registration Statement on Form S-8 (this “Registration Statement”) is being filed solely to correct administrative errors contained in the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on June 28, 2024 (File No. 333-280610), by including dates and other omitted information on the cover page and by including omitted dates and updating a signature block on the signature page.

Item 8. Exhibits.

Number	Description	Location
4.1	Articles of Association of Transocean Ltd.	Exhibit 3.1 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on June 28, 2024
4.2	Organizational Regulations of Transocean Ltd., amended, effective as of May 12, 2023	Exhibit 3.2 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on May 16, 2023
4.3	Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan	Exhibit 10.1 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on May 22, 2024
5.1	Opinion of Homburger AG	Exhibit 5.1 to Transocean Ltd.’s Form S-8 (Commission File No. 333-280610) filed on June 28, 2024
23.1	Consent of Ernst & Young LLP	Exhibit 23.1 to Transocean Ltd.’s Form S-8 (Commission File No. 333-280610) filed on June 28, 2024
23.2	Consent of Homburger AG	Included in Exhibit 5.1 to Transocean Ltd.’s Form S-8 (Commission File No. 333-280610) filed on June 28, 2024
24.1	Powers of Attorney	Included as part of the signature page of Transocean Ltd.’s Form S-8 (Commission File No. 333-280610) filed on June 28, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Steinhausen, Switzerland, on July 5, 2024.

TRANSOCEAN LTD.

By:  /s/ Jeremy D. Thigpen

Name: Jeremy D. Thigpen

Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on July 5, 2024.

Signature	Title
/s/ Jeremy D. Thigpen	Chief Executive Officer, Director
Jeremy D. Thigpen	(Principal Executive Officer)

*	Executive Vice President, Chief Financial Officer
R. Thaddeus Vayda	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer
David A. Tonnel	(Principal Accounting Officer)

*	Chairman of the Board of Directors
Chadwick C. Deaton

*	Director
Vanessa C.L. Chang

*	Director
Frederico F. Curado

*	Director
Domenic J. Dell’Osso, Jr.

*	Director
Vincent J. Intrieri

*	Director
Samuel J. Merksamer

*	Director
Frederik W. Mohn

*	Director
Margareth Øvrum

*By: /s/ Brady K. Long

Brady K. Long

Attorney-in-fact